Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-30390 and Form S-4 No. 333-34716) of Seabulk International, Inc. and in the related Prospectus of our report dated February 6, 2002, (except for the third and fourth paragraphs of Note 18, as to which the dates are March 15, 2002 and March 22, 2002), with respect to the consolidated financial statements of Seabulk International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                             /s/ Ernst & Young LLP
Miami, Florida
March 29, 2002